                                                                                                       Exhibit 10.1
                                                     AGREEMENT

         This  Agreement,  dated as of March 23, 2006,  is entered into by and among Smith & Williamson  Investment
Management Limited ("SWIM") and Smith & Williamson  Nominees Limited ("SWIM Nominees" and,  collectively with SWIM, the "SWIM Entities"),  Elcom  International,  Inc., a Delaware  corporation (the "Company"),  and Robert J. Crowell
("Crowell"),  John E.  Halnen  ("Halnen"),  William W. Smith  ("Smith"),  John W. Ortiz  ("Ortiz")  and  Richard J.
Harries, Jr. ("Harries"),  each of whom is a director of the Company.  Messrs.  Crowell,  Halnen,  Smith, Ortiz and
Harries are  sometimes  referred to in this  Agreement  individually  as, a  "Director"  and  collectively  as, the
"Directors."

         WHEREAS,  the SWIM  Entities  sent a letter,  dated  March 6, 2006,  to Mr.  Crowell,  in his  capacity as
Chairman of the Board of Directors of the Company (the "Request  Letter"),  in which the SWIM  Entities  requested, pursuant to Article III,  Section 2 of the By-laws of the Company,  that the Board of Directors of the Company call a special  meeting of the  stockholders  of the Company for the purposes of, among other  things,  removing each of
Messrs.  Crowell,  Smith and Ortiz as directors of the Company and electing  each of Sean P. Lewis,  an  individual with an address  at 10  Hazelwood  Heights,  Oxted,  Surrey RH8 0QQ United  Kingdom  ("Lewis"),  Elliot  Bance,  an
individual with an address at 10b Queens Park Road, Caterham,  Surrey CR3 5RB United Kingdom ("Bance"),  and Justin
Dignam,  an individual with an address at 1407 N. Batavia Street,  Suite 104, Orange,  California 92867 ("Dignam"),
as directors of the Company to fill the vacancies resulting from such removals;

         WHEREAS,  in  accordance  with the By-laws of the Company,  the Board of  Directors  of the Company,  at a
meeting on March 13, 2006,  called a special  meeting of the  stockholders  of the Company (the "Special  Meeting")
for the purposes set forth in the Request Letter, to be held on May 19, 2006;

         WHEREAS,  the  SWIM  Entities  have  filed  a  Schedule  13-D  representing  that  they  beneficially  own
254,209,142  shares of common stock,  $0.01 par value per share, of the Company (the "Common Stock"),  representing approximately  63.6% of the currently  outstanding  Common Stock,  and have indicated their intention to vote "for"
the approval of each of the proposals  described in the Request Letter to be considered by the  stockholders of the
Company at the Special Meeting; and

         WHEREAS,  in light of the voting interest  represented by the shares of Common Stock beneficially owned by the SWIM Entities,  the SWIM Entities'  indicated  intention to vote "for" the approval of each of the proposals to be considered  at the Special  Meeting,  and to preclude any  additional  uncertainty  and minimize the efforts and resources  that the Company  would be  required to expend in  preparing  for and holding the Special  Meeting,  the parties  hereto desire to provide for a more orderly  transition of certain of the members  constituting  the Board of Directors of the Company and rescind the calling of the Special Meeting in the manner set forth herein.

         NOW,  THEREFORE,  in  consideration  of the mutual  covenants  contained  herein,  and for other  valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       Initial  Appointment  of New  Director.  The Board of  Directors of the Company will hold a meeting on the date of this  Agreement  at which  meeting  each of the  Directors  hereby  agrees to vote in favor of a resolution appointing  Mr.  Lewis as a Class II director of the Company  effective as of the end of the day on March 23, 2006, to fill one of the existing  vacancies in the Board of Directors,  and to serve until his successor is duly elected and qualified or until his earlier resignation, death or removal.

2.       Resignation and Appointment of Directors.

(a)      Subject to the terms and  conditions of this  Agreement,  effective as of April 21, 2006,  each of Messrs.
Crowell,  Smith, Ortiz and Harries, by their respective  individual  signatures below, hereby resigns as a Director of the Company.

(b)      Subject to and upon the  effectiveness of the resignations of each of Messrs.  Crowell,  Smith,  Ortiz and
Harries  pursuant to Section  2(a)  above,  the Board of  Directors  of the  Company  (which  shall at that time be comprised of Mr.  Halnen and Mr.  Lewis) will hold a meeting at which Mr.  Halnen hereby agrees to vote in favor of a resolution  appointing  Messrs.  Bance and Dignam as directors of the Company,  subject to  confirmation of their qualification  to serve as directors of a U.S.  public  company,  each to fill one of the vacancies in the Board of
Directors,  and each to serve until his successor is duly elected and  qualified or until his earlier  resignation, death or removal.

                  (c)      Subject to and upon the  effectiveness  of the  resignation of Mr.  Crowell  pursuant to
Section 2(a) above and upon receipt by the Company of a release  agreement duly executed by Mr. Crowell  consistent with Section  6.2(b) of Mr.  Crowell's  Employment  Agreement  with the Company dated as of December 21, 2005,  Mr.
Crowell shall receive in consideration  thereof, a severance payment of Seventy-Two  Thousand Dollars  ($72,000.00)
to be paid within ten (10) days after Mr.  Crowell's  resignation on April 21, 2006, in accordance with the laws of the Commonwealth of Massachusetts.

                  (d)      In any case,  the  Directors  will  continue  to  observe  and abide by their  fiduciary duties as Directors until the effective date of their resignations.

3.       Special  Meeting.  Upon the  occurrence  of Mr. Lewis being  appointed  as a Director of the Company,  the
SWIM Entities hereby  rescind,  in its entirety,  the Request Letter,  including the request therein that the Board of Directors of the Company call a special meeting of  stockholders  in accordance  with Article III,  Section 2 of the Bylaws of the  Company.  Upon the  occurrence  of Mr. Lewis being  appointed as a Director of the Company,  the
SWIM Entities  acknowledge  and agree that the Board of Directors of the Company may rescind and cancel the calling of the Special  Meeting,  that the Company  shall have no further  obligation  for such  Special  Meeting,  and the
Company may make public  disclosure of such  cancellation as it may deem necessary or advisable.  Provided that the resignation of Messrs.  Crowell,  Smith,  Ortiz and Harries becomes effective on April 21, 2006 pursuant to Section
2(a) above,  the SWIM Entities will not submit,  and will not cause any  affiliates of the SWIM Entities to submit, a request for a special meeting of the  stockholders of the Company until after such time as Messrs.  Lewis,  Bance and Dignam have been appointed as directors of the Company in accordance with this Agreement.

4.       General.

(a)      Specific  Performance.  In  addition to any and all other  remedies  that may be  available  at law in the event of any breach of this  Agreement,  each  party  hereto  shall be  entitled  to  specific  performance  of the agreements and obligations of the other parties  hereunder and to such other  injunctive or other equitable  relief as may be granted by a court of competent jurisdiction.

(b)      Governing  Law.  This  Agreement  shall be  governed  by and  construed  in  accordance  with the  General
Corporation  Law of the State of Delaware,  as to matters  within the scope  thereof,  and the internal laws of the
Commonwealth  of  Massachusetts  (without  reference to the conflicts of law provisions  thereof),  as to all other matters.

(c)      Notices.  All notices,  requests,  consents,  and other  communications  under this Agreement  shall be in writing and shall be deemed  delivered (i) three  business  days after being sent by registered or certified  mail, return  receipt  requested,  postage  prepaid or (ii) one business day after being sent via a reputable  nationwide overnight courier service  guaranteeing next business day delivery,  in each case to the intended  recipient as set forth below:

         If  to  the  Company,  at  Elcom  International,  Inc.,  10  Oceana  Way,  Norwood,  Massachusetts  02062,
Attention:  Chief  Executive  Officer,  or at such  other  address  as may have been  furnished  in  writing by the
Company to the other  parties  hereto,  with a copy to Calfee,  Halter & Griswold  LLP,  1400  McDonald  Investment
Center, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Douglas A. Neary, Esq.; or

         If to a Director,  at his  address set forth on the  signature  page to this  Agreement,  or at such other address as may have been furnished in writing by such Director to the other parties hereto; or

         If to the SWIM Entities,  at Smith & Williamson  Investment  Management Limited, 25 Moorgate,  London EC2R
6AY United Kingdom,  Attention:  C.O. Motley, or at such other address as may have been furnished in writing by the
SWIM Entities to the other parties  hereto,  with a copy to Alston & Bird LLP, 90 Park Avenue,  New York,  New York
10016, Attention: Ashley E. Hufft, Esq.

         Any party may give any notice,  request,  consent or other  communication  under this Agreement  using any other means (including,  without limitation,  personal delivery,  messenger service,  telecopy, first class mail or electronic mail), but no such notice,  request,  consent or other  communication  shall be deemed to have been duly given  unless and until it is  actually  received  by the party for whom it is  intended.  Any party may change the address to which notices,  requests,  consents or other communications  hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

(d)      Miscellaneous.  This Agreement  constitutes the entire  agreement and  understanding of the parties hereto with respect to the subject matter  hereof,  and supersedes  all prior  agreements and  understandings  relating to such subject matter.  This Agreement may be amended or terminated  only in a writing  executed by each party hereto which specifically  references this Agreement.  This Agreement may be executed in any number of counterparts,  each of  which  shall  be  deemed  to be an  original,  and all of  which  together  shall  constitute  one and the same document.  This Agreement may be executed by facsimile signatures.

                                                     * * * * *

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                                              SWIM ENTITIES:

                                                              SMITH & WILLIAMSON INVESTMENT
                                                              MANAGEMENT LIMITED
                                                              and
                                                              SMITH & WILLIAMSON NOMINEES
                                                              LIMITED

                                                              By:  /s/ C.O. Motley
                                                              Name:  C.O. Motley
                                                              Title:    Director
COMPANY:

ELCOM INTERNATIONAL, INC.

By:  /s/ John E. Halnen
Name:  John E. Halnen
Title:  President and Chief Executive Officer

DIRECTORS:

/s/ Robert J. Crowell                                        /s/ William W. Smith
Robert J. Crowell                                            William W. Smith

Address: 115 Walpole Street                                  Address: 40 Canterbury Lane
         Dover, MA 02030                                              Needham, MA  02494

/s/ John E. Halnen                                           /s/ John W. Ortiz
John E. Halnen                                               John W. Ortiz

Address: 30 Berkshire Street                                 Address: 85 Central Street
         Norfolk, MA  02056                                           South Weymouth, MA 02190

/s/ Richard J. Harries, Jr.
Richard J. Harries, Jr.

Address: 10 Morgan Trail
         Sandwich, MA  02563